 EXHIBIT 10.5

STATEMENT OF RESOLUTION
ESTABLISHING
2006 SERIES A PREFERRED STOCK
OF
EARTHBLOCK TECHNOLOGIES, INC.

Pursuant to Section 78.1955 of the
Private Corporation Law of the State of Nevada

EarthBlock Technologies, Inc., a corporation organized and existing under the Private Corporation Law of the State of Nevada (the “Corporation” or “Company”), hereby certifies that the following resolutions were adopted by the Board of Directors of the Corporation as of February 7, 2006, pursuant to authority of the Board of Directors as required by Section 78.1955 of the Private Corporation Law of the State of Nevada (PCLN):

RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (the “Board of Directors” or the “Board”) in accordance with the provisions of its Articles of Incorporation, the Board of Directors hereby authorize a series of the Corporation’s previously authorized Preferred Stock, par value $0.001 per share (the “Preferred Stock”), and hereby state the designation and number of shares, and fix the relative rights, preferences, privileges, powers and restrictions thereof as follows:

2006 SERIES A PREFERRED STOCK:

DEFINITIONS

The terms defined in this Article whenever used in this Statement of Resolution have the following respective meanings:

“Common Shares” or “Common Stock” means shares of common stock, par value $0.001 per share, of the Corporation.

“Corporation” or “Company” means EarthBlock Technologies, Inc., a Nevada corporation, and any successor or resulting corporation by way of merger, consolidation, sale or exchange of all or substantially all of the Corporation’s assets, or otherwise.

“Holder” means, as applicable, with respect to the Series 2006 Convertible Preferred Stock, and any Person or Persons to whom the 2006 Convertible Preferred Stock is subsequently transferred.

“Person” means an individual, a corporation, a partnership, an association, a limited liability company, an unincorporated business organization, a trust or other entity or organization, and any government or political subdivision or any agency or instrumentality thereof.

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DESIGNATION AND AMOUNT

The designation of this series, which consists of two (2) shares of Preferred Stock, shall be 2006 Series A Preferred Stock (the “Preferred Stock”).

2006 SERIES A PREFERRED STOCK

The Company designated two (2) shares of Preferred Stock, $.001 par value per share on February 7, 2006 (the "2006 Series A Preferred Stock"). The Series A Preferred Stock has no dividend rights, no liquidation preference, and no conversion or redemption rights. However, the two (2) shares of 2006 Series A Preferred Stock have the right, voting in aggregate, to vote on all shareholder matters equal to sixty percent (60%) of the total vote. For example, if there are 100,000 shares of the Company's Common Stock issued and outstanding at the time of a shareholder vote, the holders of 2006 Series A Preferred Stock, voting separately as a class, will have the right to vote an aggregate of 60,000 shares, out of a total number of 100,000 shares voting.

Additionally, the Company shall not adopt any amendments to the Company's Bylaws, Articles of Incorporation, as amended, make any changes to the Statement of Resolution establishing the 2006 Series A Preferred Stock, or effect any reclassification of the 2006 Series A Preferred Stock, without the affirmative vote of at least 100% of the outstanding shares of 2006 Series A Preferred Stock. However, the Company may, by any means authorized by law and without any vote of the holders of shares of 2006 Series A Preferred Stock, make technical, corrective, administrative or similar changes to such Statement of Resolution that do not, individually or in the aggregate, adversely affect the rights or preferences of the holders of shares of 2006 Series A Preferred Stock. Gregory A. Pitner and James E. Hines, who each serve as executive officers of the Company, were each issued one (1) share of 2006 Series A Preferred Stock.

MISCELLANEOUS

Register. The Corporation shall keep at its principal office a register in which the Corporation shall provide for the registration of the 2006 Series A Preferred Stock. Upon any transfer of the Preferred Stock in accordance with the provisions hereof, the Corporation shall register such transfer on the register of Preferred Stock.

Headings. The headings of the Articles and Sections of this Statement of Resolution are inserted for convenience only and do not constitute a part of this Statement of Resolution.

Severability. If any provision of this Statement of Resolution, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out the intent and purpose of such invalid or unenforceable provision, and (ii) the remainder of this Statement of Resolution and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability in any other jurisdiction.

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IN WITNESS WHEREOF, the Corporation has caused this Statement of Resolution to be signed by its Board of Directors as of February 7, 2006.

EARTHBLOCK TECHNOLOGIES, INC.

Directors

By:	/s/ Gregory A. Pitner
Gregory A. Pitner

/s/ James E. Hines
James E. Hines

/s/ Gary S. Barker
Gary S. Barker

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